Exhibit 4.2

NUMBER	SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

CLEARTHINK 1 ACQUISITION CORP.

CUSIP

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

THIS CERTIFIES THAT ____________________________________________________________________________ is the owner of ____________________________________________________________________________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES,

PAR VALUE US$0.0001 PER SHARE OF

CLEARTHINK 1 ACQUISITION CORP.

transferable on the books of ClearThink Acquisition Corp. (the “Company”), in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended and/or restated from time to time (the “Memorandum and Articles”). This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of its duly authorized officers

Dated:

By	[Seal]	By
Director		Chief Financial Officer

ClearThink 1 Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles (copies of which may be obtained from the secretary or other officer of the Company), to all of which the holder of this certificate by acceptance hereof assents

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Class A Ordinary Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [_], 2026 (the “IPO”), to the extent that Class A Ordinary Shares were issued as part of the units in our initial public offering, and subject to the terms of the Memorandum and Articles, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds from the trust account established in connection with the IPO only in the event that (i) the Company redeems the Class A Ordinary Shares included in the units sold in the IPO and liquidates and dissolves upon a failure to consummate an initial Business Combination (as defined in the Memorandum and Articles) within the time period set forth in the Memorandum and Articles or (ii) if the holder (s) properly redeem for cash their respective Class A Ordinary Shares included in the units sold in the IPO in connection with (1) a general meeting called to approve a Business Combination, upon consummation of such Business Combination, or (2) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of the proposed initial Business Combination, or (3) in connection with a shareholder vote to amend the Memorandum and Articles not for the purpose of approving, or in conjunction with the consummation of, a Business Combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Class A Ordinary Shares included in the units sold in the IPO if it does not consummate an initial Business Combination within the time period set forth in the Memorandum and Articles or (B) with respect to any other material provisions relating to: (i) the rights of holders of Class A Ordinary Shares or (ii) pre-initial Business Combination activity, upon the effectiveness of any such amendment. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.